Exhibit 99.1

ETHZilla Plans to Deploy $100 Million in ETH to EtherFi for Restaking Initiatives

Partnership marks ETHZilla’s first engagement with DeFi protocols

Company has accumulated 102,246 ETH at an average acquisition price of $3,948.72, valued at approximately $456 million

Palm Beach, FL – September 2, 2025 – ETHZilla Corporation (Nasdaq: ETHZ), (the “Company” or “ETHZilla”), today announced its plans to deploy into the decentralized finance (DeFi) ecosystem approximately $100 million of Ether (“ETH”) to EtherFi, a liquid restaking protocol, pursuant to which the Company expects to generate higher yields on its treasury holdings.

“Our partnership with EtherFi represents a strategic evolution in our treasury management approach,” said McAndrew Rudisill, Executive Chairman of the Company. “By deploying $100 million into liquid restaking, we’re reinforcing Ethereum’s security while unlocking incremental yield opportunities to enhance returns on our treasury holdings. Partnering with EtherFi marks a pivotal step in our engagement with DeFi, aligning innovation with prudent asset stewardship.”

EtherFi was selected for its ability to deliver incremental yield beyond standard ETH staking through restaking, while simultaneously reinforcing Ethereum’s security. This initiative underscores ETHZilla’s commitment to innovation in treasury asset management and represents ETHZilla’s first integration with DeFi protocols in treasury management, with additional integrations expected in the future.

“We are incredibly excited by ETHZilla’s pioneering approach to how treasury companies can strategically optimize their holdings,” said Mike Silagadze, Founder and CEO of EtherFi. “Their commitment highlights the growing institutional confidence in decentralized protocols and showcases a truly unique method to bridging traditional finance with the innovative power of the Ethereum ecosystem. We are proud to work with ETHZilla to demonstrate the significant value that liquid restaking can bring to forward-thinking treasuries.”

ETH Accumulation Update

A summary of ETHZilla’s current ETH position and key metrics as of August 31, 2025, except for shares outstanding, as of September 1, 2025:

●	Total ETH & ETH Equivalents Held(1): 102,246

●	Total ETH & ETH Equivalents Held (USD): approximately $456 million

●	Total USD Cash Equivalents: approximately(2): $221 million

●	Total Shares Outstanding(3): 166,626,845

(1)	Total ETH & ETH Equivalents Held includes ETH the Company has agreed to purchase.

(2)	Total USD Cash Equivalents excludes USD committed pursuant to agreement(s) to acquire ETH included in the Total ETH & ETH Equivalents Held.

(3)	Includes the cancellation of the Elray shares as discussed below.

Weekly ETH and Capital Summary

Units of ETH (K)	8/17/2025	8/24/2025	8/31/2025
Beginning Balance	82.2	94.7	102.2
ETH Acquired(1)	12.5	7.6	0.0
Ending Balance	94.7	102.2	102.2
Avg ETH Purchase Price	$3,902	$3,949	$3,949
ATM Shares Issued (m)	1.7	3.3	2.4
ATM Net Proceeds ($m)	$12.8	$20.9	$7.3

(1)	ETH Acquired includes ETH the Company has committed to purchase.

The Company will continue to provide updates to its treasury and on-chain yield generation strategies, through press releases and regulatory filings as available.

In parallel with today’s announcement, on August 28, 2025, ETHZilla completed the cancellation of 1,318,000 previously outstanding shares of common stock held by Elray Resources, Inc., in consideration for an aggregate of $1,000,000, which were subject to a settlement agreement as previously announced.

About ETHZilla

ETHZilla is developing an accumulation vehicle for Ether (ETH), the native digital asset of Ethereum, that aims to become a benchmark for on-chain treasury management among public companies. This strategy will be built for the community, by the community.

Through its partnership with Electric Capital, ETHZilla’s treasury strategy aims to pursue a differentiated yield generation program meant to outperform traditional ETH staking. The Company is supported by an executive team and DeFi Council that unites capital markets experts, prominent Ethereum engineers, top-tier DeFi founders, infrastructure pioneers and other ecosystem heavyweights.

The Company, originally formed as an innovative biotechnology company, has also been evolving its business towards software enabled gaming and entertainment. In addition to its ETH treasury strategy as discussed above, and its plans to monetize its existing legacy biotech assets, the Company continues to maintain the deployment and development of its gaming initiatives.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the Company’s prior private placements and related transactions, the amount, timing, and sources of funding for its previously announced stock repurchase program, the fact that common stock share repurchases may not be conducted in the timeframe or in the manner the Company expects, expectations regarding the capitalization, resources and ownership structure of the Company, the expected benefits of the expectations with respect to future performance, and growth of the Company; the ability of the Company to execute its plans, the Company’s plans to continue to purchase ETH, the Company’s digital asset treasury strategy, the digital assets to be held by the Company, the Company’s current and anticipated yield strategies, including its participation in DeFi protocols, and future performance. Forward looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the previously announced private placements, sale of convertible notes, and related transactions, including the Company’s digital asset treasury strategy; the Company’s ability to achieve profitable operations; fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting; government regulation of cryptocurrencies and online betting; the Company’s ability to repurchase shares of common stock, the timing thereof, purchase price thereof, and the fact that repurchases may not be undertaken under the stock repurchase program; changes in securities laws or regulations; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s outstanding convertible notes, including the Company’s ability to repay such notes, covenants associated therewith and dilution caused by the conversion thereof into common stock, and security interests associated therewith; risks relating to the Company’s previously announced ATM offering, including potential downward pressure on the Company’s stock price associated therewith; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Ether and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, expectations with respect to future performance, growth and anticipated acquisitions; potential litigation involving the Company or the validity or enforceability of the intellectual property of the Company; risks relating to iGaming operations; global economic conditions; geopolitical events and regulatory changes; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding, including dilution caused thereby, as well as those risks and uncertainties identified and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as well as the supplemental risk factors and other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of the Current Reports on Form 8-K filed by the Company with the SEC on July 30, 2025 and August 11, 2025. Readers are cautioned not to place undue reliance on these statements. Investors should also be aware that under U.S. generally accepted accounting principles (GAAP), certain crypto assets must be measured at fair value, with changes recognized in net income for each reporting period. These fair value adjustments may cause significant fluctuations in the Company’s balance sheet and income statement from period-to-period. In addition, for certain crypto assets, including ETH, which the Company holds, impairment charges may be required to be reported in net income if the market price of such assets (including ETH) falls below the cost basis at which those assets are carried on the balance sheet. Readers are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update any forward-looking statements except as required by law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Media Contact:
Prosek Partners
pro-ETH@prosek.com

Investor Contact:
Prosek Partners
ETHZ-IR@prosek.com

# # #

3